UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 18, 2015

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2015, the Compensation Committee of the Board of Directors (the “Committee”) of OPKO Health, Inc. (the “Company”) held a meeting to review certain compensation matters for the Company’s executive officers and non-executive employees. At the meeting, the Committee (i) granted stock options to the Company’s named executive officers (the “Officers”) to purchase the number of shares of the Company’s common stock set forth opposite their names below and (ii) approved bonus payments to employees, including the Officers named below in the amounts set forth opposite their names. The stock options vest ratably over four years and expire on the tenth anniversary of the grant date.

Name	Title	Stock Options	Bonus
Phillip Frost	Chief Executive Officer/Chairman	500,000	$200,000
Jane H. Hsiao	Vice Chairman/Chief Technical Officer	450,000	$175,000
Steven D. Rubin	Executive Vice President	450,000	$150,000
Adam Logal	Senior Vice President/Chief Financial Officer	250,000	$100,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

March 19, 2015	By:	Adam Logal

Name: Adam Logal
Title: Senior Vice President-Chief Financial Officer